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                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 10, 1998, is by and among John Parker Conrad; John Parker Conrad, Jr., appearing herein individually and as trustee of The John Parker Conrad, Jr. Trust, as trustee of The Glenn Alan Conrad Trust, as trustee of The Kenneth Charles Conrad Trust, and as trustee of The Daniel Thomas Conrad Trust; Katherine Conrad Court, appearing herein individually and as trustee of The Katherine Conrad Court Trust and as trustee of The James Patrick Court Trust; William H. Hidalgo; and Cecil Hernandez (collectively, the "Holders"); and Conrad Industries, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:
                               ----------------

     WHEREAS, the Company intends to sell up to 2,300,000 shares of its common stock (the "Common Stock") through an initial public offering (the "IPO"); and in connection with such IPO, the Company has filed a registration statement with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, following the IPO, the Common Stock will be registered under
Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act"); and under the provisions of the Securities Act and the rules and regulations promulgated thereunder, the Holders are or may be limited in the manner of the sale of the shares of Common Stock owned by them, absent registration under the Securities Act of the sale of such Common Stock or the availability of exemption from the registration requirements of the Securities Act; and

                               A G R E E M E N T:
                               -----------------
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
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     1.   Demand Registration.

          (A) Request for Registration. As used in this Agreement, "Restricted Stock" shall mean all shares of Common Stock received by the Holders pursuant to the Stock Exchange Agreement, dated as of March 31, 1998, by and among the Company, Conrad Shipyard, Inc. (formerly Conrad Industries, Inc.), a Louisiana corporation ("Conrad LA"), and each of the Holders, together with any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.
As to any particular issued Restricted Stock, such securities shall cease to be Restricted Stock when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed by the Holders to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred by the Holders, new certificates representing the transferred securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferees thereof and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, (iv) such securities shall have ceased to be outstanding, or (v) the Holders thereof shall agree in writing that such Restricted Stock shall no longer be Restricted Stock. The Holders and any permitted assignee of any of the Holder's rights and duties hereunder are referred to herein as the "Holders" and a Holder selling or distributing Restricted Stock pursuant hereto is referred to herein as a "selling Holder." Subject to the conditions and limitations set forth in
Section 4 of this Agreement, at any time and from time to time after 180 days

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after the date of the IPO, the Holder or Holders of Restricted Stock holding in the aggregate Twenty Percent (20%) of the number of shares of Restricted Stock then outstanding may make a written request for registration under the Securities Act of all or part of its or their Restricted Stock pursuant to this
Section 1 ("Demand Registration"), provided that the number of shares of Restricted Stock proposed to be sold or distributed shall be (i) at least Ten Percent (10%) of the aggregate number of initial shares of Restricted Stock (520,000 shares) or (ii) all remaining shares of Restricted Stock then outstanding. Such request will specify the aggregate number of shares of Restricted Stock proposed to be sold or distributed and will also specify the intended method of disposition thereof. Within ten (10) business days after receipt of such request, the Company will give written notice of such registration request to all other Holders of Restricted Stock and include in such registration all Restricted Stock with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after the receipt by the applicable Holder of the Company's notice. Each such request will also specify the aggregate number of shares of Restricted Stock to be registered and the intended method of disposition thereof. No other party, including the Company (but excluding another Holder of Restricted Stock), shall be permitted to offer securities under any such Demand Registration unless the Holder or Holders requesting the Demand Registration shall consent thereto in writing.

          (B) Priority on Demand Registrations. If the Holders of a majority in number of shares of the Restricted Stock to be registered in a Demand Registration so elect, the offering of such Restricted Stock pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the Holders in writing that in their opinion the aggregate amount of Restricted Stock

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requested to be included in such offering is so large that it will materially and adversely affect the success of such offering, the Company will include in such registration only the aggregate number of shares of Restricted Stock which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such number of shares shall be allocated pro rata among the Holders of Restricted Stock on the basis of the number of shares of Restricted Stock requested by such Holders to be included in such registration. To the extent Restricted Stock so requested to be registered is excluded from the offering based on the provisions of the foregoing sentence, then the Holders of such Restricted Stock shall have the right to one additional Demand Registration under this Section with respect to such Restricted Stock.

          (C) Selection of Underwriters and Counsel. If any Demand Registration is in the form of an underwritten offering, the Holders of a majority in number of shares of Restricted Stock to be registered will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering and the counsel to such investment bankers and managers; provided that such investment bankers, managers and counsel are approved by the Company, which approval shall not be unreasonably withheld.

     2. Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account or for the account of any of its respective security holders of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to an employee benefit plan or filed in connection with an exchange offer, a transaction to which Rule 145 under the Securities Act applies or an offering of securities solely to the Company's existing stockholders and other than a registration statement pursuant to a "Demand Registration" under the Registration Rights Agreement dated as of June 10, 1998 between the Company and Morgan Keegan & Company, Inc.), then the Company shall in each case give written notice of such proposed filing to the

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Holders of Restricted Stock as soon as practicable (but no later than ten (10)
business days) before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of shares of Restricted Stock as each such Holder may request; provided, however, that no such notice need be given to the Holders, and the Holders shall have no rights under this
Section 2, if the Holders have therefore disposed of the Restricted Stock. Each Holder desiring to have Restricted Stock included in such registration statement shall so advise the Company in writing within ten (10) business days after the date of the Company's notice, setting forth the amount of such Holder's Restricted Stock for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable efforts to cause the managing underwriter or underwriters to permit the Holders of the Restricted Stock requested to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as any similar securities of the Company included therein. The right of each Holder to registration pursuant to this Section 2 shall, unless the Company otherwise assents, be conditioned upon such Holder's participation as a seller in such underwriting and its execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the Holders of Restricted Stock that either because of (A) the kind of securities which the Holders, the Company and any other persons or entities intend to include in such offering or (B) the size of the offering which the Holders, the Company and other persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Restricted Stock requested to be included, then (i) in the event that the size of the offering is the basis of such managing underwriter's opinion, the number of

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shares to be offered for the accounts of Holders of Restricted Stock shall be reduced pro rata on the basis of the number of securities requested by such Holders to be offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders of Restricted Stock than the fraction of similar reductions imposed on such other persons or entities over the amount of securities they intended to offer; and (ii) in the event that the kind of securities to be offered is the basis of such managing underwriter's opinion, (x) the Restricted Stock to be included in such offering shall be reduced as described in clause (i) above (subject to the proviso in clause (i)) or, (y) if such actions would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Restricted Stock requested to be included would have on such offering, such Restricted Stock will be excluded entirely from such offering. Any Restricted Stock excluded from an underwriting shall be withdrawn from registration and shall not, without the consent of the Company and the managing underwriter, be transferred in a public distribution or a sale into the public trading markets prior to the earlier of 120 days (or such other shorter period of time as the managing underwriter may require) after the effective date of the registration statement or 180 days after the date the Holders of such Restricted Stock are notified of such exclusion.

     3. Registration Procedures. Whenever, pursuant to Section 1 or 2, the Holders of Restricted Stock have requested that any Restricted Stock be registered, the Company will, subject to the provisions of Section 4, use all reasonable efforts to effect the registration and the sale or

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distribution of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:

          (A) in connection with a request pursuant to Section 1, prepare and file with the SEC, not later than forty-five (45) days after receipt of such a request, a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of such Restricted Stock in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such registration statement to become effective; provided that if the Board of Directors of the Company has determined in its good faith judgment that the filing of such registration statement would materially adversely affect a pending or proposed public offering of the Company's securities or would otherwise be significantly disadvantageous to the Company and the Company shall furnish to Holders making such a request a certificate signed by either the chief executive officer or the chief financial officer of the Company stating that the Board of Directors has made such determination, the Company shall have an additional period of not more than 180 days within which to file such registration statement (provided that the Company shall be entitled to furnish such a certificate only once in any 12-month period); and provided further, (i) that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority in number of shares of the Restricted Stock covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (ii) that after the filing of the registration statement, the Company will promptly notify each selling Holder of Restricted Stock of any stop

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order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

          (B) in connection with a registration pursuant to Section 1, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period as shall terminate when the distribution of all Restricted Stock covered by such registration statement shall have terminated (but in no event prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in such registration statement;

          (C) as soon as reasonably practicable, furnish to such selling Holders, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter furnish to such selling Holders such number of copies of such registration statement, each amendment and supplement thereto (in each case, if specified by such Holders, including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such selling Holders may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such selling Holders;

          (D) with reasonable promptness, use its reasonable efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions within the United States and Canada as any selling Holder reasonably (in light of such selling Holder's

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intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (D), or (ii) subject itself to taxation in any such jurisdiction;

          (E) with reasonable promptness, use reasonable efforts to cause the Restricted Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereto to consummate the disposition of such Restricted Stock;

          (F) promptly notify each selling Holder of such Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each selling Holder any such supplement or amendment;

          (G) in connection with a request pursuant to Section 1, enter into an underwriting agreement in customary form, the form and substance of such underwriting agreement being subject to the reasonable satisfaction of the Company and the Holders;

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          (H) with reasonable promptness make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and the properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement. Each Inspector that actually reviews Records supplied by the Company that include information that the Company identifies, in good faith, to be confidential ("Confidential Information") shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process. Each selling Holder of Restricted Stock agrees that Confidential Information obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Company unless and until such information is made generally available to the public. Each selling Holder of Restricted Stock further agrees that it will, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. Each selling Holder also agrees that the due diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

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          (I) in the event such sale is pursuant to an underwritten offering, use its reasonable efforts to obtain a comfort letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests;

          (J) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

          (K) with reasonable promptness, use its reasonable efforts to cause all such Restricted Stock to be listed on each securities exchange on which the Common Stock of the Company is then listed, provided that the applicable listing requirements are satisfied.

          Each selling Holder of Restricted Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (F) hereof, such selling Holder will forthwith discontinue disposition of Restricted Stock pursuant to the registration statement covering such Restricted Stock until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (F) hereof. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in subsection (B)) by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (F) hereof to and including the date when each selling Holder of Restricted Stock covered by such registration statement shall have received the

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copies of the supplemented or amended prospectus contemplated by subsection (F)
hereof. Each selling Holder also agrees to notify the Company if any event relating to such selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     4.            Conditions and Limitations.

                   (A) The Company's obligations under Section 1 shall be subject to the following limitations:

               (i) the Company need not file a registration statement either (x) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending ninety (90) days after the effective date of, any registration statement pertaining to securities of the Company (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 under the Securities Act applies or an offering of securities solely to the Company's existing stockholders), provided that if such Company registration statement is not filed within ninety (90) days after the first date on which the Company notifies a Holder of Restricted Stock that it will delay a Demand Registration pursuant to this clause (x), the Company may not further postpone such Demand Registration pursuant to this clause; or (y) during the period specified in the first proviso of subparagraph (A) of Section 3;

               (ii) except as provided in Section 1(B), the Company shall not be required to file more than three Demand Registrations. A registration statement will not count as a

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     Demand Registration until it has become effective and the Holder or Holders have sold or distributed Restricted Stock thereunder; and

               (iii) the Company shall have received the information and documents specified in Section 5 and each selling Holder shall have observed or performed its other covenants and conditions contained in such Section and Section 7.

          (B) The Company's obligation under Section 2 shall be subject to the limitations and conditions specified in such Section and in clause (iii) of subsection (A) of this Section 4, and to the condition that the Company may at any time terminate its proposal to register its shares and discontinue its efforts to cause a registration statement to become or remain effective.

     5. Information From and Certain Covenants of Holders of Restricted Stock. Notices and requests delivered to the Company by Holders for whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the action to be taken. Any Holder whose Restricted Stock is included in a registration statement pursuant to this Agreement shall execute all consents, powers of attorney, registration statements and other documents reasonably required to be signed by it in order to cause such registration statement to become effective. Each selling Holder covenants that, in disposing of such Holder's shares, such Holder shall comply with Rules 10b-2, 10b-5 and Regulation M of the SEC adopted pursuant to the Exchange Act (and any successor rules thereto).

     6. Registration Expenses. All Registration Expenses (as defined herein) will be borne by the Company. Underwriting discounts and commissions applicable to the sale of Restricted Stock

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shall be borne by the Holder of the Restricted Stock to which such discount or commission relates, and each selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such selling Holder and all other out-of-pocket expenses incurred by such selling Holder in connection with any registration under this Agreement.

     As used herein, the term Registration Expenses means all expenses incident to the Company's performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), rating agency fees, printing expenses, messenger and delivery expenses incurred by the Company, internal expenses incurred by the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, NASD fees (including filing fees and reasonable fees and disbursements of counsel in connection with compliance with NASD rules and regulations), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company in connection with such registration.

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     7.   Indemnification; Contribution.

          (A) Indemnification by the Company. The Company agrees to indemnify and hold harmless each selling Holder of Restricted Stock from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder committed by the Company in connection with the performance of its obligations hereunder. The Company also agrees to include in any underwriting agreement with any underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7 indemnifying and providing for contribution to the selling Holders.

          (B) Indemnification by Holders of Restricted Stock. Each selling Holder agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person (other than a selling Holder), if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all

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losses, claims, damages, liabilities and expenses (including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or
(2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder committed by such Holder in connection with the disposition of such Holder's Restricted Stock, provided (x) that such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder or upon such selling Holder's behalf expressly for use therein, and (y) that no selling Holder shall be liable for any indemnification under this Section 7 in an aggregate amount which exceeds the total net proceeds received by such selling Holder from the offering. Each selling Holder also agrees to include in any underwriting agreement with underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7 indemnifying and providing for contribution to the Company.

          (C) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or any claim shall be asserted against any indemnified party in respect of which indemnity may be sought from an indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses

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incurred in connection with the defense thereof; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses if it is ultimately determined that such indemnified party is not entitled to indemnification or advancement of expenses hereunder. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel, subject to the indemnifying party's approval of counsel, which approval shall not be unreasonably withheld) at any time for such indemnified party.) The indemnifying party shall not be liable for any settlement of any such action, claim or proceeding

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effected without its written consent (such consent which shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (D) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Company or the selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

     The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. Notwithstanding the provisions of this Section 7(D), no selling Holder shall be required to contribute an amount in excess of the amount by which the total price at which the Restricted Stock of such selling Holder was offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Amendments. This Agreement may be amended or modified upon the written consent thereto of the Company and the Holders of a majority in number of shares of Restricted Stock.

     9. Assignments. This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto. Without the written consent of the Company, a Holder may not assign any rights hereunder except to a transferee of such Holder of Restricted Stock aggregating Ten Percent (10%) or more of the Restricted Stock then outstanding, provided that the foregoing will not prevent any successor by merger, consolidation or transfer of substantially all the assets of such Holder from succeeding to a Holder's rights hereunder.

     10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

     11. Notices. Any notice, request, instruction, correspondence or other documents to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telecopier, as follows:

          If to the Company:

          Conrad Industries, Inc.
          1501 Front Street
          P.O. Box 790
          Morgan City, Louisiana, 70381
          Attention: William H. Hidalgo
          Telephone: (504) 384-3060

          If to J. Parker Conrad:

          c/o Conrad Industries, Inc.
          1501 Front Street
          P.O. Box 790
          Morgan City, Louisiana, 70381
          Telephone: (504) 384-3060

          If to John P. Conrad, Jr.:

          c/o Conrad Industries, Inc.
          1501 Front Street
          P.O. Box 790
          Morgan City, Louisiana, 70381
          Telephone: (504) 384-3060

          If to Katherine Conrad Court:

          c/o Conrad Industries, Inc.
          1501 Front Street
          P.O. Box 790
          Morgan City, Louisiana, 70381
          Telephone: (504) 384-3060

          If to William H. Hidalgo:

          c/o Conrad Industries, Inc.
          1501 Front Street
          P.O. Box 790
          Morgan City, Louisiana, 70381
          Telephone: (504) 384-3060

          If to Cecil A. Hernandez:

          c/o Conrad Industries, Inc.
          1501 Front Street
          P.O. Box 790
          Morgan City, Louisiana, 70381
          Telephone: (504) 384-3060

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     12. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     13. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     14. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, the Holders and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized.

                       CONRAD INDUSTRIES, INC.


                       By: /s/ William H. Hidalgo
                          -------------------------------
                                 WILLIAM H. HIDALGO
                                 PRESIDENT

                            /s/ J. Parker Conrad
                           -------------------------------
                                 J. PARKER CONRAD

                            /s/ John P. Conrad, Jr.
                           -------------------------------
                                 JOHN P. CONRAD, JR.

                            /s/ Katherine Conrad Court
                           -------------------------------
                                 KATHERINE CONRAD COURT

                            /s/ Cecil A. Hernandez
                           -------------------------------
                                 CECIL A. HERNANDEZ

                           /s/ William H. Hidalgo
                           -------------------------------
                                 WILLIAM H. HIDALGO


                           JOHN PARKER CONRAD, JR. TRUST


                           /s/ John P. Conrad, Jr.
                          ----------------------------------
                          BY:  JOHN P. CONRAD, JR., TRUSTEE

                           GLENN ALAN CONRAD TRUST

                            /s/ John P. Conrad, Jr.
                           ----------------------------------
                           BY:  JOHN P. CONRAD, JR., TRUSTEE


                           KENNETH CHARLES CONRAD TRUST

                            /s/ John P. Conrad, Jr.
                           ----------------------------------
                           BY:  JOHN P. CONRAD, JR., TRUSTEE



                           DANIEL THOMAS CONRAD TRUST

                            /s/ John Parker Conrad, Jr.
                           ----------------------------------
                           BY:  JOHN PARKER CONRAD, JR.


                           KATHERINE CONRAD COURT TRUST

                            /s/ Katherine Conrad Court
                           ----------------------------------
                           BY:  KATHERINE CONRAD COURT



                           JAMES PATRICK COURT TRUST

                            /s/ Katherine Conrad Court
                           ----------------------------------
                           BY:  KATHERINE CONRAD COURT

                                SPOUSAL CONSENT


          I, the undersigned, spouse of J. Parker Conrad, a party to that certain agreement entitled "Registration Rights Agreement" dated as of June 10, 1998, acknowledge that I have read said agreement and do fully understand it, and, in consideration of the provisions and benefits thereof, I agree and consent thereto and to any disposition made thereunder of an interest I may have or may come to have in the shares of common stock of Conrad Industries, Inc., a Delaware corporation, whether as community or separate property, dower rights or otherwise, pursuant to the terms and conditions stated therein, effective as of June 10, 1998, at Morgan City, Louisiana.

                                                 /s/ Shirley Conrad
                                                -----------------------
                                                Shirley Conrad

                                SPOUSAL CONSENT


          I, the undersigned, spouse of John P. Conrad, Jr., a party to that certain agreement entitled "Registration Rights Agreement" dated as of June 10, 1998, acknowledge that I have read said agreement and do fully understand it, and, in consideration of the provisions and benefits thereof, I agree and consent thereto and to any disposition made thereunder of an interest I may have or may come to have in the shares of common stock of Conrad Industries, Inc., a Delaware corporation, whether as community or separate property, dower rights or otherwise, pursuant to the terms and conditions stated therein, effective as of June 10, 1998, at Morgan City, Louisiana.

                                               /s/ Mary Lou Brunson Conrad
                                               ---------------------------
                                               Mary Lou Brunson Conrad

                                SPOUSAL CONSENT


          I, the undersigned, spouse of Katherine Conrad Court, a party to that certain agreement entitled "Registration Rights Agreement" dated as of June 10, 1998, acknowledge that I have read said agreement and do fully understand it, and, in consideration of the provisions and benefits thereof, I agree and consent thereto and to any disposition made thereunder of an interest I may have or may come to have in the shares of common stock of Conrad Industries, Inc., a Delaware corporation, whether as community or separate property, dower rights or otherwise, pursuant to the terms and conditions stated therein, effective as of June 10, 1998, at Morgan City, Louisiana.

                                                  /s/ James K. Court
                                                  ----------------------
                                                  James K. Court